CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

                           PURSUANT TO 18 U.S.C. 1350

Solely for the purpose of complying with 18 U.S.C. 1350, I, Gary Ted Ballard, the undersigned Chief Executive Officer of Western Hemisphere Investments Corporation; ( the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended September 30, 2003, (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Gary Ted Ballard
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Gary Ted Ballard

November 14, 2003

A signed original of this written statement required by Section 906, or other documents authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to registrant and will be retained by registrant and furnished to the Securities and Exchange Commission or its staff upon request.